UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2017

THE FIRST BANCSHARES, INC.

(Name of Registrant)

Mississippi (State or other jurisdiction of incorporation or organization)	33-94288 (Commission File Number)	64-0862173 (I.R.S. Employer Identification Number)

6480 U.S. Highway 98 West, Suite A

Hattiesburg, Mississippi

(Address of principal executive officers)

39402

(Zip Code)

(601) 268-8998

(Registrant's telephone number, including area code)

N/A

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 26, 2017, The First Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc., as representative for the several underwriters contained therein (collectively, the “Underwriters”), to issue and sell 1,750,000 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), in an underwritten public offering (the “Offering”) at a public offering price of $29.00 per share. As part of the Offering, the Company granted the Underwriters a 30-day option to purchase up to an additional 262,500 shares of Common Stock at the public offering price less the underwriting discount (the “Option”). The Underwriters elected to exercise the Option in full on October 27, 2017. The Offering of an aggregate of 2,012,500 shares was completed on October 31, 2017, pursuant to the terms of the Underwriting Agreement. The underwriting discounts and commissions were $1.45 per share sold in the Offering. The net proceeds of the Offering, after underwriting discounts and estimated expenses, and including the Underwriter’s exercise of the Option, were approximately $55.2 million.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and its wholly-owned subsidiary The First, A National Banking Association, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

Alston & Bird LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Common Stock to be issued and sold in the offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The offer and sale of shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-220491) filed September 15, 2017, and declared effective on September 25, 2017. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated October 26, 2017.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated October 26, 2017, by and between the Company and Keefe, Bruyette & Woods, Inc. as representative for the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock.

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith)

99.1	Press release announcing closing of the offering and exercise of the underwriters’ option.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The First Bancshares, Inc.

Date: October 31, 2017

/s/ Donna T. (Dee Dee) Lowery
Name: Donna T. (Dee Dee) Lowery
Title: EVP and CFO